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                                                                     Exhibit 4.6

                       EAGLE FAMILY FOODS HOLDINGS, INC.

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of January 23, 1998, among the investors listed from time to time on Schedule I hereto (the "Investors") and Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S
                                ---------------

          WHEREAS, the Investors have (a) pursuant to the terms of the subscription agreements dated as of even date herewith, by and among the Company and the Investors (collectively, the "Subscription Agreements"), agreed to purchase shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") and shares of Series A Non-Voting Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") and/or (b) pursuant to the terms of the restricted stock agreement under the Company's 1998 Stock Incentive Plan (the "Plan"), received grants of restricted Common Stock, subject to certain vesting requirements and forfeiture provisions; and

          WHEREAS, the Company has agreed, as a condition precedent to the Investors' obligations under the Subscription Agreements and/or in conjunction with the grants of restricted Common Stock pursuant to the Plan, to grant the Investors certain registration rights; and

          WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

          1.   DEFINITIONS
               -----------

     As used in this Agreement, the following terms have the respective meaning set forth below:

          Commission:  shall mean the Securities and Exchange Commission or any
          ----------
other federal agency at the time administering the Securities Act;

          Exchange Act:  shall mean the Securities Exchange Act of 1934, as
          ------------
amended;

          GEI:  shall mean GE Investment Private Placement Partners II, a
          ---
Limited Partnership;

          Holder:  shall mean any holder of Registrable Securities;
          ------
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          Initial Public Offering:  shall mean the initial public offering of
          -----------------------
shares of Common Stock pursuant to a registration under the Securities Act;

          Initiating Holder:  shall mean either GEI or Warburg;
          -----------------

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

          register, registered and registration:  shall mean a registration
          --------  ----------     ------------
effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          Registrable Securities:  (A) the shares of Common Stock issued to the
          ----------------------
Investors pursuant to the Subscription Agreements, (B) the shares of Preferred Stock issued to the Investors pursuant to the Subscription Agreements, (C) any additional shares of Common Stock or Preferred Stock acquired by the Investors (other than pursuant to a stock option plan or any other incentive plan), (D) the shares of Common Stock issued to the Investors on the date hereof under the Plan, which have theretofore become vested and have not theretofore become forfeited under the Plan, and (E) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clauses (A), (B), (C) or (D) above, provided that notwithstanding the provisions of clause (D) above and this clause (E), "Registrable Securities" shall not include any shares previously registered on a registration relating solely to the Plan;

          Registration Expenses:  shall mean (x) all expenses incurred by the
          ---------------------
Company in compliance with Sections 2(a) and (b) hereof, excluding Selling Expenses, but including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and (y) all reasonable fees and disbursements of one counsel retained by the Holders of a majority of Registrable Securities;

          Security, Securities:  shall have the meaning set forth in Section
          --------------------
2(1) of the Securities Act;

          Securities Act:  shall mean the Securities Act of 1933, as amended;
          --------------

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          Selling Expenses:  shall mean all underwriting discounts and selling
          ----------------
commissions applicable to the sale of Registrable Securities; and

          Warburg: Warburg, Pincus Ventures, L.P., a Delaware limited
          -------
partnership.

          2.   REGISTRATION RIGHTS
               -------------------

               (a)  Requested Registration.
                    ----------------------

               (i)  Request for Registration.  If the Company shall receive from
                    ------------------------
     an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                    (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (B) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i)(A) above; provided that the Company shall not be obligated to effect,
                 --------
          or take any action to effect, any such registration pursuant to this
          Section 2(a):

                    (w) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                    (x) (i) With respect to a request for registration of shares of Common Stock, after the Company has effected two (2) such registrations pursuant to this Section 2(a) requested by the

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          Initiating Holder (which shall not preclude the other Initiating
          Holder from making such a request if the Company has not already effected two (2) such registrations pursuant to this Section 2(a) for such other Initiating Holder) and (ii) with respect to a request for registration of shares of Preferred Stock, after the Company has effected two (2) such registrations pursuant to this Section 2(a) requested by the Initiating Holder (which shall not preclude the other Initiating Holder from making such a request if the Company has not already effected two (2) such registrations pursuant to this Section 2(a) for such other Initiating Holder), and, in each case, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                    (y) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000 (or $25,000,000 if such requested registration is the Initial Public Offering); or

                    (z) If at the time of any request to register Registrable Securities, the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in (1) a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 2(b) or (2) an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company. In such event, the Company may, at its option, direct that such request be delayed for a period not in excess of three months from the effective date of such offering or the date of the determination by the Board of Directors, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities, other than Registrable Securities, of the Company which are held by the other stockholders ("Other Stockholders") of the Company.

          The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any permitted transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

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          Holders holding a majority of the Registrable Securities requested to be registered may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to the Company, such Holders, any of the other Holders or the Other Stockholders, by providing a written notice to the Company revoking such request.

               (ii)  Underwriting.  If the Initiating Holders intend to
                     ------------
     distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a).

          If shares held by Other Stockholders are requested by such Other Stockholders to be included in any registration pursuant to this Section 2, the Company shall condition such inclusion on their acceptance of the further applicable provisions of this Section 2. The Initiating Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by such Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten or a limitation on the inclusion of shares held by directors and officers of the Company, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the securities of the Company held by each Holder other than the Initiating Holders shall be excluded from such registration to the extent so required by such limitation. Thereafter, if still further reductions are required, the number of shares included in the registration by each Initiating Holder shall be reduced on a pro rata basis (based on the number of shares held by such Initiating Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and

                                       5
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if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

               (iii) Other Registration Rights.  The Company shall not grant
                     -------------------------
     any registration rights inconsistent with the provisions of this Section 2(a) and in granting any demand registration rights hereafter shall provide that the Holders shall have the right to notice of the exercise of any such demand registration right and to participate in such registration on a pro rata basis.

               (iv)  Underwriter Selection.  Notwithstanding anything to the
                     ---------------------
     contrary contained in this Agreement, so long as GEI is a holder of Registrable Securities, no managing underwriter or representative of the underwriters in any registration of the Company's securities effected pursuant to this Agreement in which General Electric Company owns a direct or indirect interest of five percent (5%) or more shall be selected absent the prior written consent of GEI.

          (b)  Company Registration.
               --------------------

               (i) If the Company shall determine to register any of its equity securities either for its own account or any Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (A) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities of the same class of equity securities being registered under such registration statement.

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               (ii)  Underwriting.  If the registration of which the Company
                     ------------
     gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten or a limitation on the inclusion of shares held by directors and officers of the Company, and (x) if such registration is the Initial Public Offering, the representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto to the extent so required by such limitation, and (y) if such registration is other than the Initial Public Offering, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the total number of shares to be included in such underwritten offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders other than the Demanding Holders shall be excluded from such registration to the extent so required by such limitation. Thereafter, if still further reductions are required, the number of shares included in the registration by each of the Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder

                                       7
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     disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (iii) Number and Transferability.  Each of the Holders shall be
                     --------------------------
     entitled to have its shares included in an unlimited number of registrations pursuant to this Section 2(b). The registration rights granted pursuant to this Section 2(b) shall be assignable, in whole or in part, to any permitted transferee of the Registrable Securities (who shall be bound by all obligations of this Agreement).

               (iv)  Underwriter Selection.  Notwithstanding anything to the
                     ---------------------
     contrary contained in this Agreement, so long as GEI is a holder of Registrable Securities, no managing underwriter or representative of the underwriters in any registration of the Company's securities effected pursuant to this Agreement in which General Electric Company owns a direct or indirect interest of five percent (5%) or more shall be selected absent the prior written consent of GEI.

          (c)  Form S-3.  Following the Initial Public Offering, the Company
               --------
shall use its best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Investors shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject only to the following:

               (i) The Company shall not be required to effect a registration pursuant to this Section 2(c) unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of more than $5,000,000.

               (ii) The Company shall not be required to effect a registration pursuant to this Section 2(c) within 180 days of the effective date of the most recent registration pursuant to this Section 2 in which securities held by the requesting Holder could have been included for sale or distribution.

               (iii) The Company shall not be required to effect any registration pursuant to this Section 2(c) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such

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

     jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               (iv) The Company shall not be required to effect a registration pursuant to this Section 2(c) if at the time of any request to register Registrable Securities, the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in (A) a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 2(b) or (B) an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company. The Company may, at its option, direct that such request be delayed for a period not in excess of three months from the effective date of such offering or the date of the determination by the Board of Directors, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period.

     The Company shall give prompt written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of
Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

          (d)  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 2 (whether or not such registration, qualification or compliance is effectuated) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered (or proposed to be registered) pro rata on the basis of the number of their shares so registered (or proposed to be registered).

          (e)  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

               (i) prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder with Registrable Securities covered by such registration statement, one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement or prospectus, and each underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus, copies of such document as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing within 5 days after delivery, and thereafter furnish each such Holder, counsel, and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents incident thereto as such Holder, counsel or underwriter, if any, may from time to time reasonably request;

               (ii) after the filing of the registration statement, the Company will promptly notify each Holder with Registrable Securities covered by such registration statement, one counsel selected as described in clause
     (i) above, and each underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus, of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

               (iii) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day
                                      --------  -------
     period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(i) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

               (iv) use its best efforts to (A) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any applicable Holder reasonably (in light of such Holder's intended plan of distribution) requests and (B) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph,
     (2) subject itself to taxation in any such jurisdiction, or (3) consent to general service of process in any such jurisdiction;

               (v) immediately notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event requiring the preparation of a supplement or amendment to such prospectus and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly deliver to each such Holder, their counsel and underwriter, if any, any such supplement or amendment;

               (vi) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (B) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

               (vii) use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange in the United States or NASDAQ and on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

               (viii) enter into such customary agreements (including an underwriting agreement or qualified independent underwriting agreement, in each case in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being covered by such registration statement or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements;

               (ix) make available for inspection, during business hours of the Company, by an Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers directors and employees, and those of the Company's affiliates, if any, to supply all information and respond to all inquiries reasonably requested by any such registration statement;

               (x) use all commercially reasonable efforts to obtain a "cold comfort" letter from the Company's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority in interest of the Registrable Securities being sold reasonably request; and

               (xi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders as soon as reasonably practicable, an earnings statement covering a period of a least twelve months beginning after the effective date of the registration statement (as the term

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     "effective date" is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (f)  Indemnification.
               ---------------

               (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders (within the meaning of the Securities Act), with respect to each registration which has been effected pursuant to this
     Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular or other document (including any related registration statement, notification or the like, or any amendment or supplement to any of the foregoing) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder or of any applicable state or common law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein. The foregoing indemnification shall remain in effect regardless of any investigation by any indemnified party and shall survive any transfer or assignment by a Holder of its Registrable Securities or of its rights pursuant to this Agreement.

               (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify on a several, but not joint basis, the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) made by such Holder of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) made by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of
                                   --------  -------
     each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold pursuant to such registration statement or prospectus.

               (iii) Each party entitled to indemnification under this Section 2(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall promptly furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of any such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder will be required to contribute any amount pursuant to this paragraph (f) in excess of the total price at which the Registrable Securities of such Holder were offered to the public (less underwriting discounts and commissions, if any). Each Holder's obligations to contribute pursuant to this paragraph are several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the applicable Holders and not joint.

               (v) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of (A) any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act or (B) in circumstances where no underwriter is acting as such in the offer and sale in question, any Holder who (1) either directly or through its agent provided the preliminary prospectus to the Person asserting the loss, liability, claim or damage, (2) was furnished with a copy of the Final Prospectus, and (3) did not furnish or cause to be furnished the Final Prospectus to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (vi) Any indemnification payments required to be made to an Indemnified Party under this Section 2(f) shall be made as the related claims, losses, damages, liabilities or expenses are incurred.

          (g)  Information by the Holders.  Each of the Holders holding
               --------------------------
securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2. No Investor shall be required, in connection with any underwriting agreements entered into in connection with any registration, to provide any information, representations or warranties, or covenants with respect to the Company, its business or its operations, and such Investors shall not be required to provide any indemnification with respect to any registration statement except as specifically provided for in Section 2(f)(ii) hereof.

          (h)  Rule 144 Reporting.
               ------------------

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

               (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          (i)  "Market Stand-off" Agreement.  Each of the Holders agrees, if
               ----------------------------
requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the 90-day period (or such longer period if requested by such underwriter, up to 180 days) following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

               (i)  such agreement only applies to the Initial Public Offering;
     and

               (ii) all officers and directors of the Company enter into similar agreements.

     If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period (or such longer period if requested by such underwriter, up to 180 days). The provisions of this Section 2(i) shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

          (j)  Termination.  The registration rights set forth in this Section 2
               -----------
shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)). The Company will arrange for a provision to the transfer agent for such shares of an opinion of counsel in connection with any such sale under Rule 144.



          3.   MISCELLANEOUS
               -------------

          (a)  Directly or Indirectly.  Where any provision in this Agreement
               ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (c)  Section Headings.  The headings of the sections and subsections
               ----------------
of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          (d)  Notices.
               -------

               (i) All communications under this Agreement shall be in writing and shall be delivered by hand or by facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                    (A) if to the Company, to Eagle Family Foods Holdings, Inc., 220 White Plains Road, Tarrytown, New York 10591, Attention:
          Jonathan Rich, Esq. (Fax. No.: (973) 263 3748), or at such other address or facsimile number as it may have furnished in writing to the Investors;

                    (B) if to the Investors, at the address or facsimile number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished in writing to the Company.

               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (e)  Reproduction of Documents.  This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (f)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties.

          (g)  Entire Agreement; Amendment and Waiver.  This Agreement
               --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a 66-2/3% majority of the then outstanding Registrable Securities.

          (h)  Severability.  In the event that any part or parts of this
               ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          (i)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                   EAGLE FAMILY FOODS HOLDINGS, INC.


                                   By:/s/ John O'C. Nugent
                                      -------------------------
                                      Name:  John O'C. Nugent
                                      Title:  Chief Executive Officer,
                                              President and Director

                                   INSTITUTIONAL INVESTORS:

                                   GE INVESTMENT PRIVATE PLACEMENT
                                   PARTNERS II, A LIMITED PARTNERSHIP

                                   By:  GE Investment Management
                                        Incorporated, its General
                                        Partner

                                   By:/s/ Michael M. Pastore
                                      -------------------------
                                      Name:  Michael M. Pastore
                                      Title:  Vice President

                                   WARBURG, PINCUS VENTURES, L.P.

                                   By:  Warburg, Pincus & Co.,
                                        General Partner

                                   By:/s/ Kewsong Lee
                                      -------------------------
                                      Name:  Kewsong Lee
                                      Title:  Partner



                                   ADDITIONAL INVESTORS:

                           [SIGNATURE PAGES FOLLOW]

                                   By:/s/ William Lynch
                                      ----------------------
                                      William Lynch



                                   By:/s/ John O'C. Nugent
                                      ----------------------
                                      John O'C. Nugent



                                   By:/s/ Richard Lumpp
                                      ----------------------
                                      Richard Lumpp



                                   By:/s/ Jonathan F. Rich
                                      ----------------------
                                      Jonathan F. Rich



                                   By:/s/ James Byrne
                                      ----------------------
                                      James Byrne

                                   By:/s/ Tamar Bernbaum
                                      ----------------------
                                      Tamar Bernbaum



                                   By:/s/ A.L. Bill Stanley
                                      ----------------------
                                      A.L. Bill Stanley



                                   By:/s/ Fred Dale
                                      ----------------------
                                      Fred Dale



                                   By:/s/ Paul F. Keida
                                      ----------------------
                                      Paul F. Keida



                                   By:/s/ Virginia Cappello
                                      ----------------------
                                      Virginia Cappello



                                   By:/s/ Marcus L. Currey
                                      ----------------------
                                      Marcus L. Currey

                                   By:/s/ William J. Awad
                                      ----------------------
                                      William J. Awad



                                   By:/s/ Amy L. Palazzo
                                      ----------------------
                                      Amy L. Palazzo

                                   By:/s/ Craig Steinke
                                      ----------------------
                                      Craig Steinke

                                  SCHEDULE I

NAME AND ADDRESS OF INVESTOR:
-----------------------------


INSTITUTIONAL INVESTORS:

GE Investment Private Placement Partners II,
a Limited Partnership
3003 Summer Street
Stamford, CT  06905
Attention: Andreas T. Hildebrand
(Fax No.:  (203) 326-2495)

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, NY  10017
Attention: Kewsong Lee
(Fax No.:  (212) 878-6162)

ADDITIONAL INVESTORS:



Tamar Bernbaum
5 Acker Drive
Ryebrook, NY  10573
Tel: 914-939-0099



James A. Byrne
3 Berkeley Place
Cranford, NJ  07016
Tel: 908-276-7372



Virginia Cappello
68 Dorethy Road
West Redding, CT  06896
Tel: 203-938-2024



Marcus L. Currey
1060 Cannonade Court
Gahanna, OH  43230
Tel: 614-855-8203



Fred Dale
Rural Route 3
P.O.Box 18
Wellsboro, PA  06901
Tel: 717-724-6818



Paul F. Keida
6318 Westbrook Place
Worthington, OH  43085
Tel: 614-846-1320



Richard Lumpp
100 Cedar Drive
Danbury, CT  06811
Tel: 203-791-8188

William A. Lynch
80 Ferry Boulevard
Stratford, CT  06497
Tel: 203-226-6155


John O'C. Nugent
63 Crescent Place
Short Hills, NJ  07078
Tel: 201-467-4520



Jonathan F. Rich
33 Briarcliff Road
Mountain Lakes, NJ  07046
Tel: 973.316.6870



A.L. Bill Stanley
5506 Stillwater Avenue
Westerville, OH  43082
Tel: 614-895-1913



Craig Steinke
124 Sleepy Holly Lane
Orinda California  94563
Tel: 510.254.3929

William J. Awad
1 Broad Street
Westport, CT  06880
Tel: 203-226-5382


Amy L. Palazzo
125 Lordship Road
Stratford, CT  06497
Tel: 203-377-2121